As filed with the Securities and Exchange Commission on March 13, 2006
                                                                Registration No.
================================================================================

                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549
                         ------------------------------

                                    FORM S-8
                          REGISTRATION STATEMENT UNDER
                           THE SECURITIES ACT OF 1933
                         ------------------------------

                           KABUSHIKI KAISHA ADVANTEST
             (Exact name of Registrant as specified in its charter)

                              ADVANTEST CORPORATION
                 (Translation of Registrant's name into English)

           Japan                                             Not Applicable
  (State or other jurisdiction of                            (I.R.S. Employer
  incorporation or organization)                             Identification No.)

                         Shin-Marunouchi Center Building
                                1-6-2 Marunouchi,
                           Chiyoda-ku, Tokyo 100-0005
                                      Japan
              (Address of Registrant's Principal Executive Offices)

           THE ADVANTEST CORPORATION INCENTIVE STOCK OPTION PLAN 2005
                            (Full title of the plan)
                          -----------------------------

                   Advantest America Corporation (Holding Co.)
                              3201 Scott Boulevard
                          Santa Clara, California 95054
                         Attention: Corporate Secretary
                                 (408) 988-7700
            (Name, address and telephone number of agent for service)

                                 With a copy to:

                                 Masahisa Ikeda
                               Shearman & Sterling
                             Fukoku Seimei Building
                            2-2 Uchisaiwaicho 2-chome
                           Chiyoda-ku, Tokyo 100-0011
                                      Japan
                                 81-3-5251-1601

                         CALCULATION OF REGISTRATION FEE

===================================================================================================================
         Title of Securities to be            Amount to be    Proposed Maximum   Proposed Maximum     Amount of
                 Registered                  Registered (2)  Offering Price per Aggregate Offering Registration Fee
                                                                  Share (3)            Price
-------------------------------------------------------------------------------------------------------------------
Common Stock of Registrant (1)                 122,000             $73.12           $8,920,232        954.46
===================================================================================================================

    (1) Each share of the Registrant's common stock (the "Common Stock") issuable in the United States pursuant to the Rules of the Advantest Corporation Incentive Stock Option Plan 2005 (the "Plan") will be represented by four (4) American Depositary Shares ("ADSs") on deposit with JPMorgan Chase Bank (formerly known as Morgan Guaranty Trust Company of New York), as depositary bank (the "Depositary"). Each ADS will be evidenced by one (1) American Depositary Receipt issued by the Depositary. A separate Registration Statement on Form F-6 (Registration No. 333-13886) was filed with the Securities and Exchange Commission (the "Commission") on September 5, 2001 for the registration of ADSs issuable upon deposit of shares of Common Stock.

    (2) Pursuant to Rule 416(c) under the Securities Act of 1933, as amended (the "Securities Act"), there is also being registered such number of additional shares of Common Stock that may become available for issuance under the Plan in the event of certain changes in the outstanding shares of Common Stock, including reorganizations, mergers, recapitalizations, restructurings, stock dividends, stock splits, reverse stock splits and reclassifications.

    (3) Pursuant to Rule 457(h) under the Securities Act, the Proposed Maximum Offering Price Per Share and the Proposed Maximum Aggregate Offering Price for the 122,000 shares of Common Stock subject to currently outstanding options are based on the per share weighted average exercise price of the options. The per share weighted average exercise price is 8,706 Yen. For purposes of calculating the filing fee, the exercise price has been converted to U.S. Dollars using the noon buying rate in New York, New York for cable transfers in Yen as certified for customs purposes by the Federal Reserve Bank on March 10, 2006.

                                     PART I


              INFORMATION REQUIRED IN THE SECTION 10(a) PROSPECTUS

         The documents containing the information specified in Part I, Items 1 and 2, will be delivered to employees in accordance with the "Note" to Part I of Form S-8 and Rule 428 of the Securities Act.

                                     PART II

               INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

Item 3.  Incorporation of Documents by Reference.
         ---------------------------------------

         The following documents filed with the Commission are incorporated by reference as of their respective dates into this Registration Statement and shall be deemed a part hereof:

         (i) the Registrant's Report on Form 6-K filed with the Commission on February 28, 2006;

         (ii) the Registrant's Report on Form 6-K filed with the Commission on January 26, 2006;

         (iii) the Registrant's Report on Form 6-K filed with the Commission on December 20, 2005;

         (iv) the Registrant's Report on Form 6-K filed with the Commission on December 1, 2005;

         (v) the Registrant's Report on Form 6-K filed with the Commission on November 30, 2005;

         (vi) the Registrant's Report on Form 6-K filed with the Commission on October 26, 2005;

         (vii) the Registrant's Annual Report on Form 20-F/A filed with the Commission on September 29, 2005;

         (viii) the Registrant's Annual Report on Form 20-F filed with the Commission on July 26, 2005;

         (ix) the Registrant's Report on Form 6-K filed with the Commission on July 26, 2005;

         (x) the Registrant's Report on Form 6-K filed with the Commission on July 5, 2005;

         (xi) the Registrant's Report on Form 6-K filed with the Commission on June 29, 2005;

         (xii) the Registrant's Report on Form 6-K filed with the Commission on June 28, 2005;

         (xiii) the Registrant's Report on Form 6-K filed with the Commission on May 25, 2005;

         (xiv) the Registrant's Report on Form 6-K filed with the Commission on April 26, 2005; and

         (xv) the description of the American Depository Shares of the Registrant contained in the Registrant's Registration Statement on Form 20-F filed with the Commission on September 4, 2001.

         All documents filed by the Registrant pursuant to Sections 13(a), 13(c), 14 and 15(d) of the Securities Exchange Act of 1934, as amended (the "Exchange Act"), subsequent to the date of the filing hereof and prior to the filing of a post-effective amendment to this Registration Statement which indicates that all securities offered have been sold or which deregisters all securities then remaining unsold shall be deemed to be incorporated by reference in this Registration Statement and to be a part hereof from the date of filing of such documents.

         Any statement contained in a document incorporated or deemed incorporated by reference in this Registration Statement shall be deemed to be modified or superseded for purposes of this Registration Statement to the extent that a statement contained herein or in any other subsequently filed document which also is or is deemed to be incorporated by reference herein modifies or supersedes such statement. Any such statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this Registration Statement.

Item 4.  Description of Securities.
         -------------------------

         Not applicable.

Item 5.  Interests of Named Experts and Counsel.
         --------------------------------------

         Advantest Corporation has agreed to indemnify and hold KPMG AZSA & Co.
(KPMG) harmless against and from any and all legal costs and expenses incurred by KPMG in successful defense of any legal action or proceeding that arises as a result of KPMG's consent to the incorporation by reference of its audit report on the Company's past financial statements incorporated by reference in this registration statement.

Item 6.  Indemnification of Directors and Officers.
         -----------------------------------------

         Articles 254 and 280 of the Commercial Code of Japan (the "Commercial Code") make the provisions of Section 10, Chapter 2, Book III of the Civil Code of Japan applicable to the relationships between the Registrant and its directors and corporate auditors, respectively. Section 10, among other things, provides in effect that:

            (1) Any director or corporate auditor of a company may demand advance payment of expenses which are considered necessary for the management of the affairs of such company entrusted to such director or corporate auditor;

            (2) If a director or corporate auditor of a company has defrayed any expenses which are considered necessary for the management of the affairs of such company entrusted to such director or corporate auditor, the director or corporate auditor may demand reimbursement therefor and interest thereon after the date of payment from the company;

            (3) If a director or corporate auditor has assumed an obligation necessary for the management of affairs entrusted to such director or corporate auditor, the director or corporate auditor may require the company to perform it in such director's or corporate auditor's place or, if it is not due, to furnish adequate security; and

            (4) If a director or corporate auditor, without any fault on such director's or corporate auditor's part, sustains damage through the management of the affairs entrusted to such director or corporate auditor, the director or corporate auditor may demand compensation therefor from the company.

         Under Article 279-2 of the Commercial Code, a company may not refuse a demand from a corporate auditor referred to in subparagraphs (1) through (3) above unless the company establishes that the relevant expense or obligation was or is not necessary for the performance of the corporate auditor's duties.

         Pursuant to Article 266 of the Commercial Code and to the extent permitted by law and regulations, the Registrant may, by resolution of its board of directors, exempt the liabilities of its directors (including persons who have previously served as the Registrant's directors). Pursuant to Article 280 of the Commercial Code and to the extent permitted by law and regulations, the Registrant may, by resolution of its board of directors, exempt the liabilities of its corporate auditors (including persons who have previously served as the Registrant's corporate auditors).

         The Registrant maintains a directors' insurance policy to insure its directors and corporate auditors against liability for actions or omissions occurring in their capacity as director or corporate auditor, subject to certain exclusions and limitations.

Item 7.  Exemption from Registration Claimed.
         -----------------------------------

         Not applicable.

Item 8.  Exhibits.
         --------

         See Exhibit list on page 12 of this Registration Statement.

Item 9.  Undertakings.
         ------------

         (a) The undersigned Registrant hereby undertakes:

             (1) To file, during any period in which offers or sales are being made, a post-effective amendment to this Registration
                 Statement:

                 (i) To include any prospectus required by Section 10(a)(3) of the Securities Act;

                 (ii) To reflect in the prospectus any facts or events arising after the effective date of this Registration Statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the Registration Statement; and

                 (iii) To include any material information with respect to the plan of distribution not previously disclosed in this Registration Statement or any material change to such information in this Registration Statement;

                 provided, however, that paragraphs (a)(1)(i) and (a)(1)(ii) of this section do not apply if the information required to be in a post-effective amendment by those paragraphs is contained in periodic reports filed with or furnished to the Commission by the Registrant pursuant to Section 13 or 15(d) of the Exchange Act that are incorporated by reference into this Registration Statement;

             (2) That, for the purpose of determining any liability under the
                 Securities Act, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof; and

             (3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

         (b) The undersigned Registrant hereby undertakes that, for purposes of determining any liability under the Securities Act, each filing of the Registrant's annual report pursuant to Section 13(a) or Section 15(d) of the Exchange Act that is incorporated by reference in this Registration Statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

         (c) Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of the Registrant pursuant to the foregoing provisions, or otherwise, the Registrant has been advised that in the opinion of the Commission such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Registrant of expenses incurred or paid by a director, officer or controlling person of the Registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the Registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question of whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

                                   SIGNATURES

         Pursuant to the requirements of the Securities Act, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in Chiyoda-ku, Tokyo of Japan on this 13th day of March, 2006.



                             ADVANTEST CORPORATION


                             By: /s/ Hitoshi Owada
                                --------------------------------------------
                                Name:    Hitoshi Owada
                                Title:   Director and Managing Executive Officer

                            SPECIAL POWER OF ATTORNEY

         KNOW ALL MEN BY THESE PRESENTS, that each of the undersigned constitutes and appoints Hitoshi Owada as his true and lawful attorney-in-fact and agent with full powers of substitution and resubstitution, for him and in his name, place and stead, in any and all capacities, to sign any and all amendments (including post-effective amendments) to this Registration Statement, and registration statements filed pursuant to Rule 462 under the Securities Act, and to file the same with all exhibits thereto, and all documents in connection therewith, with the Commission, granting such attorney-in-fact and agent, full power and authority to do and perform each and every act and thing requisite and necessary to be done in and about the premises, as fully and to all intents and purposes as he might or could do in person, hereby ratifying and confirming all that such attorney-in-fact and agent may lawfully do or cause to be done by virtue hereof.

         Pursuant to the requirements of the Securities Act, this Registration Statement has been signed below by the following persons in the indicated capacities on March 13, 2006.

Signature                                                 Capacity
---------                                                 --------

 /s/ Shimpei Takeshita
-------------------------------
Shimpei Takeshita                  Chairman of the Board

 /s/ Toshio Maruyama
-------------------------------
Toshio Maruyama                    President and CEO
                                   (Principal Executive Officer)

 /s/ Hiroshi Oura
-------------------------------
Hiroshi Oura                       Director and Senior Executive Advisor

 /s/ Junji Nishiura
-------------------------------
Junji Nishiura                     Director and Senior Executive Officer

 /s/ Hiroji Agata
-------------------------------
Hiroji Agata                       Director and Senior Executive Officer

 /s/ Hitoshi Owada
-------------------------------
Hitoshi Owada                      Director and Managing Executive Officer
                                   (Principal Financial Officer)
 /s/ Takashi Tokuno
-------------------------------
Takashi Tokuno                     Director and Managing Executive Officer

            SIGNATURE OF AUTHORIZED REPRESENTATIVE OF THE REGISTRANT

         Pursuant to the requirements of the Securities Act of 1933, as amended, the undersigned, the duly authorized representative in the United States of Advantest Corporation has signed this Registration Statement or amendment thereto in Santa Clara, California, on March 13, 2006.

                                     Advantest America Corporation (Holding Co.)


                                     By:  /s/ Keith Hardwick
                                         ---------------------------------------
                                         Name:  Keith Hardwick
                                         Title: Corporate Secretary

                                       EXHIBIT INDEX


      Exhibit
      Number                           Description
      ------                           -----------

        4.1 Amended and Restated Articles of Incorporation of the Registrant (English Translation) (incorporated by reference herein to the Registrant's Annual Report on Form 20-F (No. 001-15236), filed July 26, 2005).

        4.2 Regulations of the Board of Directors of the Registrant (English Translation) (incorporated by reference herein to the Registrant's Annual Report on Form 20-F (No. 001-15236), filed June 29, 2004).

        4.3 Share Handling Regulations of the Registrant (English Translation) (incorporated by reference herein to the Registrant's Annual Report on Form 20-F (No. 001-15236), filed June 29, 2004).

        4.4 Form of Deposit Agreement, dated as of September 14, 2001, among Advantest Corporation, JPMorgan Chase Bank (formerly known as Morgan Guaranty Trust Company of New York), as depositary, and all holders from time to time of American Depositary Receipts issued thereunder, including the form of American Depositary Receipt attached thereto as Exhibit A (incorporated by reference herein to Exhibit A to the Registrant's Registration Statement on Form F-6 (Registration No. 333-13886)).

       4.5*          Rules of the Advantest Corporation Incentive Stock Option
                     Plan 2005.

        5* Opinion of Nishimura & Partners regarding the legality of securities being offered hereby.

       23.1*         Consent of Ernst & Young ShinNihon

       23.2*         Consent of KPMG AZSA & Co.

       23.3*         Consent of Nishimura & Partners (contained in Exhibit 5).

        24* Powers of Attorney (included on signature page to this Registration Statement).

-------------------------------

* Filed herewith


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